SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                   ___________________________

                             FORM 8-K

                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):   November 9, 1999



                     GOLD BANC CORPORATION, INC.
      (Exact name of registrant as specified in its charter)


      KANSAS                 0-28936               48-1008593
(State or other        (Commission File Number)   (IRS Employer
jurisdiction                                      Identification
of incorporation)                                      No.)


 11301 Nall Avenue, Leawood, Kansas                     66211
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (913) 451-8050



                               None
  (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

     Gold Banc Corporation, Inc. ("Gold Banc") is making publicly available certain projections and related information in regard to its recently announced acquisitions as described in
Exhibit 99.1 attached hereto.

     Exhibit 99.1 contains certain estimates and projections regarding the Company that constitute forward looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those such statements. Factors that could cause actual results to differ from those discussed in the forward looking statements include, but are not limited to: (a) risk and uncertainty related to the integration of the acquired companies into the Company; (b) the potential loss of key personnel; (c) changes in the local economic conditions that could adversely affect the Company's loan portfolio; (d) an inadequate allowance for loan losses which is needed to cover actual loan losses; (e) an inability to manage interest rate risk that could reduce the Company's net interest income; (f) complications with year 2000 issues and changes in technology that may impact the Company's business; and (g) changes in regulatory requirements and the competition.

ITEM 7.   FINANCIAL STATEMENTS AND OTHER EXHIBITS.

             EXHIBITS NO.     DESCRIPTION

                99.1 Projections and related information made available by Gold Banc Corporation, Inc. in regard to its recently announced acquisitions.



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: November 9, 1999.
                              Gold Banc Corporation, Inc.


                              By:  /s/ J. Craig Peterson
                                   J. Craig Peterson,
                                   Chief Financial Officer